                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                               SEPTEMBER 18, 1998


                           CLARK/BARDES HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


    DELAWARE                        000-24769                    52-2103926
 (State or other                   (Commission                  (IRS employer
 jurisdiction of                   file number)              identification no.)
incorporation or
  organization)

                       2121 SAN JACINTO STREET, SUITE 2200
                            DALLAS, TEXAS 75201-7906
              (Address and zip code of principal executive offices)

               Registrant's telephone number, including area code:
                                 (214) 871-8717

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On September 18, 1998, the Clark/Bardes, Inc. ("CBI"), a Delaware corporation and wholly owned subsidiary of Clark/Bardes Holdings Inc., a Delaware corporation (the "Company"), entered into and consummated an Asset Purchase Agreement (the "Purchase Agreement") with Schoenke & Associates Corporation, Schoenke & Associates Securities Corporation (collectively, the "Schoenke Entities") and Raymond F. Schoenke, Jr. (together with the Schoenke Entities, the "Sellers"). The Purchase Agreement provided for, among other things, the acquisition by CBI of the businesses and substantially all of the assets of the Schoenke Entities for a purchase price of $17.0 million consisting of (i) a wire transfer of immediately available funds of $13.5 million, which represents $15.0 million less a $1.5 million deposit previously paid to the Schoenke Entities pursuant to a Letter of Intent and (ii) a promissory note issued by CBI to the Sellers in an amount equal to $2.0 million (the "Promissory Note").

      The assets acquired pursuant to the Purchase Agreement include all intangible assets and intellectual property, all lists, records and files pertaining to customers, all computer software and systems and related licenses, and all limited partnership interests in Schoenke & Associates of Hawaii, L.P. The purchase price was determined using the discounted cash flow of inforce revenues adjusted for expected persistency, mortality and associated costs, and adjustment was made to the purchase price for the anticipated going-concern value.

      The $13.5 million cash portion of the transaction was funded by the proceeds from the Company's initial public offering under the Company's Registration Statement on Form S-1 (No. 333-56799), as amended. The Promissory
Note is payable in two equal installments each in the amount of $1 million on September 1, 1999 and on September 1, 2000, with interest on the unpaid balance of the Promissory Note accruing at a rate of 6.75% compounded annually. CBI must make interest payments on the first day of each month beginning on November 1, 1998. The promissory note is secured by a lien in certain commission renewals and/or fees received by CBI.

      The Schoenke Entities are a 35 member executive benefit and compensation consulting firm headquartered in Maryland with offices in Dallas, St. Louis and Honolulu. The Schoenke Entities specialize in designing, financing and administering benefit programs for companies. Prior to the acquisition described above, there was no material relationship between any of the Sellers and CBI or the Company or any of its affiliates, any director or officers of the Company or of CBI, or any associate of any such director or officer.

ITEM 7.  PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)   FINANCIAL STATEMENT OF BUSINESS ACQUIRED

               Balance sheets of Schoenke & Associates Corporation as of December 31, 1996 and 1997 and as of June 30, 1998 (unaudited) and the related statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997 and the six months ended June 30, 1997 and 1998 (unaudited).

         (b)   PRO FORMA FINANCIAL INFORMATION

               Clark/Bardes Holdings, Inc. Unaudited Pro Forma Balance Sheet as of June 30, 1998 and Unaudited Pro Forma Statement of Operations for the year ended December 30, 1997 and the six months ended June 30, 1998.

         (c)   EXHIBITS

               The following Exhibits are filed herewith:

               2.1 Letter of Intent, dated as of May 29, 1998, from Clark/Bardes, Inc. to Schoenke & Associates Corporation, Schoenke & Associates Securities Corporation and Schoenke & Associates of Hawaii, L.P. (incorporated herein by reference to Exhibit 2.2 to the Company's Registration Statement on Form S-1 (No. 333-56799) filed with the Commission on June 12, 1998).

               2.2 Asset Purchase Agreement, dated September 18, 1998, with Schoenke & Associates Corporation, Schoenke & Associates Securities Corporation and Raymond F. Schoenke, Jr.

               99   Press release dated September 22, 1998.

[BR & COMPANY LETTERHEAD]



                          INDEPENDENT AUDITOR'S REPORT


TO THE BOARD OF DIRECTORS
SCHOENKE & ASSOCIATES CORPORATION
GERMANTOWN, MARYLAND

We have audited the accompanying balance sheets of Schoenke & Associates Corporation as of December 31, 1997 and 1996, and the related statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Schoenke & Associates Corporation as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.



/s/ BERLIN, RAMOS & COMPANY, P.A.

    BERLIN, RAMOS & COMPANY, P.A.



June 29, 1998

                        SCHOENKE & ASSOCIATES CORPORATION
                                 BALANCE SHEETS


                                     ASSETS

                                                   JUNE 30,             DECEMBER 31,
                                                    1998            1997            1996
                                                ------------    ------------    ------------
                                                (Unaudited)
CURRENT ASSETS
  Cash and Cash Equivalents                     $    353,725    $    250,144    $    172,458
  Commissions Receivable                             834,003         973,198         680,304
  Due from Affiliate                                      53             169             542
  Accounts Receivable - Other                          4,973           4,206           3,433
  Due from Stockholder                                 1,811           2,108           1,596
  Due from Employees                                   4,834           4,653           5,283
  Prepaid Insurance                                    8,768          15,775          14,613
  Prepaid Rent                                            --              --          20,240
                                                ------------    ------------    ------------
    TOTAL CURRENT ASSETS                           1,208,167       1,250,253         898,469
                                                ------------    ------------    ------------


FIXED ASSETS
  Furniture and Equipment                            593,888         575,988         417,796
  Property Under Capital Leases                        5,831           5,831           5,831
  Leasehold Improvements                              25,332          25,332           2,713
                                                ------------    ------------    ------------
                                                     625,051         607,151         426,340
  Less:  Accumulated Depreciation and
   Amortization                                     (458,551)       (431,543)       (370,166)
                                                ------------    ------------    ------------
   NET FIXED ASSETS                                  166,500         175,608          56,174
                                                ------------    ------------    ------------


OTHER ASSETS
  Investment in Stock (At Cost)                           --          10,000          10,000
  Investment in Partnership - Affiliate               16,901          16,901          13,135
  Deposits                                           156,915         156,915         150,448
                                                ------------    ------------    ------------
    TOTAL OTHER ASSETS                               173,816         183,816         173,583
                                                ------------    ------------    ------------

TOTAL ASSETS                                    $  1,548,483    $  1,609,677    $  1,128,226
                                                ------------    ------------    ------------

                        SCHOENKE & ASSOCIATES CORPORATION
                                 BALANCE SHEETS



                       LIABILITY AND STOCKHOLDERS' EQUITY


                                                            JUNE 30,          DECEMBER 31,
                                                             1998          1997          1996
                                                          -----------   -----------   -----------
                                                          (Unaudited)
CURRENT LIABILITIES
  Accrued Vacation                                        $   180,445   $   177,059   $   161,436
  Accounts Payable                                             12,150        23,096        22,003
  Obligations Under Capital Lease                               2,017         1,012           800
  Accrued Commissions Payable                                 188,925       228,156       214,726
  401(K) Savings Plan Contribution Payable                                   92,741        95,271
  Notes Payable                                                37,500        37,500        37,500
                                                          -----------   -----------   -----------
   TOTAL CURRENT LIABILITIES                                  421,037       559,564       531,736
                                                          -----------   -----------   -----------


LONG-TERM LIABILITIES
  Notes Payable                                                    --        18,750        56,250
  Obligations Under Capital Lease                                  --         1,660         2,972
                                                          -----------   -----------   -----------
   TOTAL LONG-TERM LIABILITIES                                      0        20,410        59,222
                                                          -----------   -----------   -----------


TOTAL LIABILITIES                                             421,037       579,974       590,958
                                                          -----------   -----------   -----------


STOCKHOLDERS' EQUITY
  Capital Stock, Par Value $.05, 100,000 Shares
   Authorized, 98,220 Shares Issued and
   Outstanding at June 30, 1998 and December
   31, 1997 and 1996, Respectively                              4,911         4,911         4,911
  Retained Earnings                                         1,122,535     1,024,792       532,357
                                                          -----------   -----------   -----------
   TOTAL STOCKHOLDERS' EQUITY                               1,127,446     1,029,703       537,268
                                                          -----------   -----------   -----------

TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY                                    $ 1,548,483   $ 1,609,677   $ 1,128,226
                                                          ===========   ===========   ===========

                        SCHOENKE & ASSOCIATES CORPORATION
                              STATEMENTS OF INCOME


                                                  FOR THE SIX MONTHS                 FOR THE YEARS ENDED
                                                     ENDED JUNE 30,                      DECEMBER 31,
                                                  1998          1997          1997           1996          1995
                                               -----------   -----------   -----------   -----------   -----------
                                                      (Unaudited)

REVENUES                                       $ 3,236,658   $ 2,755,825   $ 6,464,836   $ 5,825,835   $ 4,823,720
                                               -----------   -----------   -----------   -----------   -----------

OPERATING EXPENSES
  Commissions                                    1,684,560       399,138     2,225,065     1,949,847     1,186,627
  Salaries and Bonuses                             996,578       912,882     2,017,106     1,992,385     1,452,113
  Consulting/Outside Service Contracts             137,336       117,041       184,861       156,441       268,291
  Rent                                             125,432       152,715       273,819       412,360       441,935
  Employee Benefits                                122,703       107,819       235,891       210,263       205,495
  Taxes - Payroll                                   76,871        74,418       137,601       133,404       103,178
  Travel                                            44,875       145,544       262,424       227,280       270,641
  Contributions                                     15,920        41,000        41,300        73,550        26,575
  Depreciation and Amortization                     27,008        18,325        67,512        45,930        40,039
  Telephone                                         24,405        38,188        69,011        68,593        60,263
  Seminars and Conferences                              --            --         6,152        12,766         9,586
  Repairs and Maintenance                           13,725        15,400        31,650        24,544        25,827
  Printing and Stationery                           14,598        13,239        38,811        32,374        34,949
  Miscellaneous Operating Expenses                     865           898         6,605         8,705        11,890
  Postage                                           12,037        19,194        24,339        20,597        20,432



                        SCHOENKE & ASSOCIATES CORPORATION
                        STATEMENTS OF INCOME (CONTINUED)



                                                FOR THE SIX MONTHS                FOR THE YEARS ENDED
                                                  ENDED JUNE 30,                      DECEMBER 31,
                                               1998          1997          1997          1996          1995
                                           -----------    -----------   -----------   -----------   -----------
                                                   (Unaudited)

  Dues and Publications                    $    16,105    $    10,396   $    38,102   $    48,876   $    40,359
  Insurance                                     25,368         26,144       127,161        43,801        32,364
  Computer Expense                               6,678          6,499        19,121        15,902        15,275
  Taxes and Licenses                             4,742          4,660        11,466         6,320         8,926
  Advertising                                    1,363          1,313         2,521         2,781         2,460
  Interest                                         740          1,186         2,919         3,756         2,670
  Bank Service Fees                                618          3,519         5,165         4,457         4,527
  Actuarial and Trustee Fees                     1,275            385        10,455         8,377        11,063
  Accounting                                     6,900          6,050         8,850        10,150         6,900
  Retirement Savings Plan Contribution              --          1,825        90,172        96,601        72,301
  Sundry General                                76,240         23,239        74,356        57,392        28,456
  Agency Fees                                       --             --            --            75        21,377
                                           -----------    -----------   -----------   -----------   -----------
   TOTAL OPERATING EXPENSES                  3,436,942      2,141,017     6,012,435     5,667,527     4,404,519
                                           -----------    -----------   -----------   -----------   -----------

NET INCOME (LOSS) FROM OPERATIONS          $  (200,284)   $   614,808   $   452,401   $   158,308   $   419,201
                                           -----------    -----------   -----------   -----------   -----------

                        SCHOENKE & ASSOCIATES CORPORATION
                        STATEMENTS OF INCOME (CONTINUED)


                                             FOR THE SIX MONTHS          FOR THE YEARS ENDED
                                                ENDED JUNE 30,                DECEMBER 31,
                                              1998        1997        1997       1996         1995
                                           ---------   ---------   ---------   ---------   ---------
                                                (Unaudited)
OTHER INCOME
  Gain on Sale of Investment in Stock      $ 254,085   $      --   $      --   $      --   $      --
  Miscellaneous Income                        43,942          --         924       1,365         435
  Interest Income                                 --      19,829      34,425      30,220      16,657
  Partnership Income                              --          --       3,766       3,723       1,457
  Gain from Disposal of Assets                    --          --         919          --         346
                                           ---------   ---------   ---------   ---------   ---------
    TOTAL OTHER INCOME (EXPENSE)             298,027      19,829      40,034      35,308      18,895
                                           ---------   ---------   ---------   ---------   ---------


NET INCOME                                 $  97,743   $ 634,637   $ 492,435   $ 193,616   $ 438,096
                                           =========   =========   =========   =========   =========


EARNINGS PER SHARE (NOTE 1):

  PRIMARY                                  $    1.00   $    6.46   $    5.01   $    1.97   $    4.46

  FULLY DILUTED:                           $    1.00   $    6.46   $    5.01   $    1.97   $    4.46


                        SCHOENKE & ASSOCIATES CORPORATION
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
 FOR THE THREE YEARS ENDED DECEMBER 31, 1997 AND SIX MONTHS ENDED JUNE 30, 1998


                                            Common Stock                             Treasury Stock
                                   --------------------------                   -------------------------
                                     Number of                     Retained      Number of
                                      Shares       Par Value       Earnings        Shares        Cost
                                   -----------    -----------    -----------    -----------   -----------
Balance at January 1, 1995              99,259    $     4,963    $    55,093             --            --

Purchase Treasury Stock                     --             --             --         (1,030)     (154,500)

Retire Treasury Stock                   (1,039)           (52)      (154,448)         1,030       154,500

Net Income                                  --             --        438,096             --            --
                                   -----------    -----------    -----------    -----------   -----------

Balance at December 31, 1995            98,220          4,911        338,741             --            --

Net Income                                  --             --        193,616             --            --
                                   -----------    -----------    -----------    -----------   -----------

Balance at December 31, 1996            98,220          4,911        532,357             --            --

Net Income                                  --             --        492,435             --            --
                                   -----------    -----------    -----------    -----------   -----------

Balance at December 31, 1997            98,220          4,911      1,024,792             --            --

Net Income (Unaudited)                      --             --         97,743             --            --
                                   -----------    -----------    -----------    -----------   -----------

Balance at June 30, 1998
  (Unaudited)                      $    98,220    $     4,911    $ 1,122,535    $        --   $        --
                                   ===========    ===========    ===========    ===========   ===========

                        SCHOENKE & ASSOCIATES CORPORATION
                             STATEMENT OF CASH FLOWS


                                                         FOR THE SIX MONTHS             FOR THE YEARS ENDED
                                                           ENDED JUNE 30,                   DECEMBER 31,
                                                         1998          1997        1997         1996         1995
                                                       ---------    ---------    ---------    ---------    ---------
                                                            (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                           $  97,743    $ 634,637    $ 492,435    $ 193,616    $ 438,096
  Adjustments to Reconcile Net Income to Net Cash
   Provided by Operating Activities:
    Depreciation and Amortization                         27,008       18,325       67,512       45,930       40,039
    Gain on Sale of Investment in Stock                 (254,085)          --           --           --           --
    Gain from Disposal of Assets                              --           --         (919)          --         (346)
    Partnership Income                                        --           --       (3,766)      (3,723)      (1,457)
  (Increase) Decrease in Assets:
    Accounts Receivable - Other                             (767)      (2,558)        (773)      (2,669)       3,533
    Commissions Receivable                               139,195      573,003     (292,894)     131,709     (626,543)
    Prepaid Insurance                                      7,007        6,657       (1,162)      (2,579)     (12,034)
    Prepaid Rent                                              --       20,240       20,240      (20,240)          --
    Deposits                                                  --       (6,315)      (6,467)    (100,000)          --
Increase (Decrease) in Liabilities:
  Accounts Payable                                       (10,946)       3,900        1,093      (24,318)     (18,369)
  Accrued Vacation                                         3,386        7,449       15,623       29,121      132,315
  Accrued Commissions Payable                            (39,231)    (214,726)      13,430     (105,245)     237,987
  401(k) Savings Plan Contribution Payable               (92,741)     (94,651)      (2,530)      20,890       (3,215)
                                                       ---------    ---------    ---------    ---------    ---------
NET CASH PROVIDED (USED) BY
   OPERATING ACTIVITIES                                 (123,431)     945,961      301,822      162,492      190,006
                                                       ---------    ---------    ---------    ---------    ---------

                        SCHOENKE & ASSOCIATES CORPORATION
                      STATEMENTS OF CASH FLOWS (CONTINUED)


                                                          FOR SIX MONTHS ENDED                FOR THE YEARS ENDED
                                                                JUNE 30,                          DECEMBER 31,
                                                          1998           1997          1997           1996           1995
                                                      -----------    -----------    -----------    -----------    -----------
                                                             (Unaudited)
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from Sale of Investment in Stock           $   264,085    $        --    $        --    $        --    $        --
  Purchase of Fixed Assets                                (17,900)       (82,771)      (187,027)       (50,493)       (37,271)
  Proceeds from Sale of Equipment                              --             --          1,000             --             --
  Advances (To)/From Affiliates                               116         (1,449)           373             45           (458)
  Net (Increase)/Decrease in Due from Stockholder             297           (926)          (512)          (321)         1,053
  Net (Increase)/Decrease in Due from Employees              (181)          (663)           630         (4,975)         1,364
                                                      -----------    -----------    -----------    -----------    -----------

NET CASH PROVIDED BY (USED) IN
    INVESTING ACTIVITIES                                  246,417        (85,809)      (185,536)       (55,744)       (35,312)
                                                      -----------    -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Loan Curtailments                                       (18,750)       (18,750)       (37,500)       (39,750)       (26,000)
  Line of Credit Curtailments                                  --             --             --             --        (75,000)
  Repayments of Obligations Under Capital Lease              (655)          (518)        (1,100)         3,069          1,301
                                                      -----------    -----------    -----------    -----------    -----------

NET CASH USED IN FINANCING ACTIVITIES                     (19,405)       (19,268)       (38,600)       (36,681)      (102,301)
                                                      -----------    -----------    -----------    -----------    -----------

NET INCREASE IN CASH AND
  CASH EQUIVALENTS                                        103,581        840,884         77,686         70,067         52,393

CASH AND CASH EQUIVALENTS, BEGINNING                      250,144        172,458        172,458        102,391         49,998
                                                      -----------    -----------    -----------    -----------    -----------

CASH AND CASH EQUIVALENTS, ENDING                     $   353,725    $ 1,013,342    $   250,144    $   172,458    $   102,391
                                                      ===========    ===========    ===========    ===========    ===========

                        SCHOENKE & ASSOCIATES CORPORATION


                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations - Schoenke & Associates Corporation is an independent insurance brokerage firm representing corporate clients located through out the United States in transactions with major life and disability insurance carriers. The company designs, implements and administers nonqualified executive benefits programs financed through life insurance.

Basis of Presentation - The financial statements of the company have been prepared in conformity with generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents - The Company considers all liquid investments purchased with a maturity of three months or less to be cash equivalents.

Fixed Assets, Depreciation and Amortization - Fixed assets are stated at cost. Depreciation and amortization expense has been computed using straight line and accelerated methods over the estimated useful lives of the assets. The cost and accumulated depreciation of assets retired or sold are removed from the accounts and any gain or loss is included in earnings in the year of disposition.

Income Taxes - The Corporation has elected to be taxed under the provisions of subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay income taxes on its taxable income. Instead, the stockholders are liable for individual federal and state taxes on their respective shares of the Company's taxable income.

Investment in Partnership - Investments in partnership is carried on the equity method. Original cost is adjusted by the Company's share of earnings and losses, capital contributions and cash distributions since inception. The equity in earnings and losses of the partnership are recorded as of the respective partnerships' year-end.

Revenue - First year commissions are recognized as revenue at the time the policy application is completed, the premium is paid and the insured party is contractually committed to purchase the insurance policy. Renewal commissions are recognized as revenue at the policy anniversary date. Generally, service fees are recognized as revenue when the services are performed which is typically at the policy anniversary date.

The company generated approximately 29%, 35% and 36% of its revenue for the years 1995, 1996 and 1997, respectively from Schoenke and Associates Securities Corporation, which is wholly-owned by the company's primary shareholder, Raymond Schoenke.

                        SCHOENKE & ASSOCIATES CORPORATION



                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)



Concentration of Credit Risk - The company maintains cash balances in excess of $100,000. Such balances are not insured by the Federal Deposit Insurance Corporation (FDIC).

Net Income Per Share - Primary net income per share is computed by dividing (a) net income less preferred stock dividends by (b) the average number of common shares outstanding, increased by common equivalent shares (options and performance shares) determined using the treasury stock method. Fully diluted net income per share is computed by dividing (a) net income less preferred stock dividends plus interest on convertible subordinated notes net of applicable income taxes by (b) common and common equivalent shares outstanding plus shares which would be issued upon conversion of the subordinated notes.

Treasury Stock - The company records acquisitions of its capital stock for treasury at cost. Differences between proceeds for re-issuance of treasury stock and average cost are charged to retained earnings.

Compensated Absences - The company has accrued for vacation pay for hours earned by employees up through the balance date(s) included in this financial statement. Compensated absences for sick pay has not been accrued since sick hours do not carry over to a future period and can be used only for actual sick time.


NOTE 2 - LINE OF CREDIT

The Company has a $500,000 renewable line of credit facility with The First National Bank of Maryland. The line is secured by the Company's accounts receivable and any other property of the company including, but not limited to insurance proceeds and guaranteed by a majority stockholder. As of June 30, 1998 and December 31, 1997 and 1996, the outstanding balance was $0.

                        SCHOENKE & ASSOCIATES CORPORATION


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)



NOTE 3 - COMMITMENTS AND CONTINGENCIES

The Company entered into a non-cancelable ten-year lease on March 1, 1997. The lease calls for minimum monthly payments starting at $20,240 and increasing 2.5% each year until the lease expires. The Company is also liable for its proportional share of the buildings' operating expenses.

The Company also leases two automobiles on a month to month basis. Payments are $575 and $423, respectively.

Minimum and contingent rents under all operating leases are:


                                                          DECEMBER 31,
                                      1997                     1996                    1995
                              ---------------------    ---------------------     ------------------
       Minimum Rents                $286,739                 $401,866                  $430,740
       Contingent Rents                1,150                   19,151                    18,238
                                    --------                 --------                  --------
         Totals                     $287,889                 $421,017                  $448,978
                                    ========                 ========                  ========


Minimum future rental payments for the next five years and the aggregate are:

                   1997                                     $   254,000*
                   1998                                         247,940
                   1999                                         254,139
                   2000                                         260,492
                   2001                                         267,004
                   2002                                         273,679
                   Thereafter                                 1,215,423
                                                             ----------
                                                             $2,772,677
                                                             ==========

*Includes $71,841 rent from lease ended September 1996.

                        SCHOENKE & ASSOCIATES CORPORATION


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)



NOTE 4 - INVESTMENT IN PARTNERSHIP

The Company has a 99% interest in Schoenke & Associates of Hawaii, L.P. The company's investment is recorded on the equity method of accounting by which the company's share of the net income in included in other income in the company's statement of income and the net income or loss, as well as any contributions or distributions adjust the investment account.

Following is a summary of financial position as of December 31, 1997 and 1996 of Schoenke & Associates of Hawaii L.P. prepared on the cash basis of accounting for federal income tax reporting.

                                           DECEMBER 31,
                                        1997          1996
                                       -------      -------
Assets                                 $17,068      $13,264

Liabilities

  Net Equity of the Partnership        $17,068      $13,264

Percentage of Ownership                     99%          99%

Net Equity - Schoenke & Associates
  Corporation                          $16,901      $13,135
                                       =======      =======

Net income for the years ended December 31, 1997 and 1996 was $3,766 and $3,723, respectively.

NOTE 5 - CAPITAL LEASE

The Company leases office equipment under non-cancelable leases having terms of thirty-nine months. Total capitalized costs and accumulated amortization were as follows:

                                                     DECEMBER 31,
                                                  1997          1996
                                                 -------      -------
Furniture and Equipment                          $ 5,831      $ 5,831
Less:  Accumulated Amortization                   (2,261)        (833)
                                                 -------      -------
                                                 $ 3,570      $ 4,998
                                                 -------      -------

                        SCHOENKE & ASSOCIATES CORPORATION


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)



The following is a schedule of future lease payments under the leases:

Year ending December 31, 1998                    $  1,439
                         1999                       1,919
                                                 --------
Total Lease Payment                                 3,358
Less:   Amount Representing Interest                 (686)
                                                 --------
Present Value of Future Lease Payments              2,672
Less:  Current Portion                             (1,012)
                                                 --------
Non-current Portion                              $  1,660
                                                 ========


Interest expense on capital lease obligations was $819, $418 and $160 for the years ended December 31, 1997, 1996 and 1995, respectively.

Amortization expense incurred on capital leases was $1,428, $833 and $668 for the years ended December 31, 1997, 1996 and 1995, respectively.



NOTE 6 - PENDING ACQUISITION

On May 29, 1998, the company entered into a letter of intent to sell the business and substantially all of the assets to an unrelated party. The purchase price of the pending acquisition is $17 million of which $1.5 million was paid as a refundable deposit and $15.5 million is payable in cash at the time of closing. The consummation of the acquisition is subject to numerous conditions including consummation of the aforementioned offering contains several contingencies to include obtaining regulatory approval. The consummation of this pending acquisition must occur on or prior to October 1, 1998.

                        SCHOENKE & ASSOCIATES CORPORATION


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)



NOTE 7 - RELATED PARTY TRANSACTIONS

The Company has entered into certain transactions with stockholders, corporations and a partnership in which some stockholders of the Corporation own an interest. These transactions are as follows:

                                                               DECEMBER 31,
                                                    1997           1996           1995
                                                ------------   ------------   ------------
Corporations

Commission Splits Paid to Affiliate - RS & A    $  1,852,475   $  1,601,513   $    825,419
Fees Received from S & A Securities Corp           2,323,954      2,089,511      1,394,463

Partnership

Commission Splits Received from Affiliate -
  S & A of Hawaii, L.P                          $    532,279   $    422,773   $    263,387

The Company also receives monthly reimbursements for office expenses paid on behalf of its stockholders and its affiliates. Reimbursements during 1997, 1996 and 1995 were as follows:

                                                               DECEMBER 31,
                                                    1997           1996           1995
                                                ------------   ------------   ------------

    Stockholder                                 $     81,420   $     71,440   $     61,366
    Affiliates                                         2,538          1,888          1,431



NOTE 8 - RETIREMENT PLAN

The Company has a 401(k) savings plan. Investment and fund distributions are handled by an independent trustee for the benefit of participating employees. The Company makes matching contributions to the plan at a rate of 50% of the employees' contributions subject to a maximum of 3% of the employees' total compensation. In addition, the Company also makes discretionary contributions to the employees' profit-sharing account under the plan, normally at the rate of 3% of the employees' total compensation. The total contribution for the years ended December 31, 1997, 1996, and 1995 were $92,122, $94,651 and $72,301, respectively.

                        SCHOENKE & ASSOCIATES CORPORATION


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)



NOTE 9 - NOTES PAYABLE

The Company periodically repurchases certain shares of common stock owned by former employees of the Company. These purchases are generally financed by issuing short or medium-term notes at prevailing money market rates.
Notes payable consisted of the following at December 31, 1997 and 1996:

                                             DECEMBER 31,
                                  1997           1996           1995
                              ------------   ------------   ------------

Total Notes Payable           $     56,250   $     93,750   $    133,500
Less:  Current Maturities          (37,500)       (37,500)       (39,750)
                              ------------   ------------   ------------
Total Long - Term Debt        $     18,750   $     56,250   $     93,750
                              ============   ============   ============


NOTE 10 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Operating activities include interest paid of $700, $1,185, $2,919, $3,756 and $2,670 for the six month's ended June 30, 1998 and 1997, and the twelve months ended December 31, 1997, 1996 and 1995, respectively.

Other non-cash transactions for the year ended December 31, 1995 were as follows:

The company purchased two shareholders non-voting common stock for $4,500 and $150,000 for a total of $154,500.


NOTE 11- UNAUDITED INTERIM STATEMENTS

The financial statements for the six months ended June 30, 1998 and 1997 are unaudited; however, in the opinion of the company's management, all adjustments necessary for the fair presentation of financial statements for these interim periods have been made. The results for the interim periods are not necessarily indicative of the results obtained for a full year


NOTE 12 - INVESTMENT IN STOCK

In January 1998 the company completed the sale of their investment in 10 shares of M Financial Holdings Incorporated. This investment was originally purchased for $10,000 and resulted in a gain of $254,085. In the future, former stockholders will receive distributions as profits are derived on business placed with M Financial prior to January 1, 1996.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following table sets forth unaudited pro forma financial information of the Company for the periods ended and as of the dates indicated. The unaudited pro forma financial information of the Company set forth below was derived from the audited and unaudited financial statements of the Clark/Bardes, Inc., a Texas corporation and predecessor corporation to CBI, (the "Predecessor Company"), Bank Compensation Strategies, Inc. ("BCS") and the Schoenke Entities.

    The unaudited pro forma balance sheet has been prepared to give effect to the Reorganization, the payment of the Stockholder Distribution Amount, the Offering and the acquisition of the Schoenke Entities as though each had occurred as of June 30, 1998. The unaudited pro forma statements of income have been prepared to give effect to (i) the payment of a dividend to the stockholders of record on July 31, 1998 in an amount equal to $3.2 million, or $1.00 per share (the "Stockholder Distribution Amount"), in connection with the termination of the Predecessor Company's S corporation status, (ii) the Reorganization, (iii) the Offering, (iv) for the year ended December 31, 1997, the BCS acquisition and (v) the acquisition of the Schoenke Entities as if such transactions had occurred as of the beginning of each period presented. The unaudited pro forma financial information of the Company set forth below is based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma financial information of the Company set forth below does not purport to represent either what the Company's financial position or results of operations actually would have been if the transactions had actually occurred as of such dates or what such results will be for any future periods.

                        UNAUDITED PRO FORMA BALANCE SHEET
                               AS OF JUNE 30, 1998


                                     ASSETS

                                                                                                          ADJUSTMENTS
                                                       PREDECESSOR     SCHOENKE                             FOR THE
                                                         COMPANY      & ASSOCIATES       ADJUSTMENTS      STOCKHOLDER
                                                          AS OF         AS OF             FOR THE         DISTRIBUTION
                                                        JUNE 30,       JUNE 30,           SCHOENKE         AMOUNT, AND
                                                          1998           1998            ACQUISITION      REORGANIZATION
                                                       -----------    -----------        -----------        -----------
Current assets:
  Cash and cash equivalents                              6,305,094        353,725        (13,500,000)(1)     (1,000,000)(3)
                                                                --             --                 --         (3,200,000)(4)
                                                                --             --                 --         (6,200,000)(5)
                                                                --             --                 --         (7,400,000)(6)
  Accounts and notes receivable
    Trade                                                2,386,839        838,976                 --                 --
    Affiliates                                             284,787          6,698                 --                 --
    Notes receivable                                       388,871             --                 --                 --
                                                       -----------    -----------        -----------        -----------
        Total accounts and notes receivable              3,060,497        845,674                 --                 --
Other current assets                                       231,310          8,768                 --                 --
Accrued interest receivable                                 68,674             --                 --                 --
                                                       -----------    -----------        -----------        -----------
        Total current assets                             9,665,575      1,208,167        (13,500,000)       (17,800,000)
Equipment and leasehold improvements, net                  747,336        166,500                 --                 --
Intangible assets, net                                  23,646,867             --         15,872,554(2)              --
Deferred Commission Expense                                     --             --                 --          7,400,000(6)
Other assets                                                    --        173,816                 --                 --
Deposit on Acquisition                                   1,500,000             --         (1,500,000)(1)             --
                                                       -----------    -----------        -----------        -----------
        Total assets                                    35,559,778      1,548,483            872,554        (10,400,000)
                                                       ===========    ===========        ===========        ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                         820,927         12,150                 --                 --
  Commissions and fees payable                           1,864,102        188,925                 --                 --
  Accrued expenses and other liabilities                 1,802,140        182,462                 --                 --
  Accrued interest payable                                 446,341             --                 --                 --
  Current portion of long-term debt                      4,325,000         37,500          1,000,000(1)      (1,000,000)(3)
                                                       -----------    -----------        -----------        -----------
        Total current liabilities                        9,258,510        421,037          1,000,000         (1,000,000)
Long-term debt                                          31,388,143             --          1,000,000(1)      (4,800,000)(7)
                                                       -----------    -----------        -----------        -----------
        Total liabilities                               40,646,653        421,037          2,000,000         (5,800,000)
Warrants obligation                                      5,300,000             --                 --         (5,300,000)(8)
Stockholder's equity (deficit):
  Common stock                                           5,463,631          4,911             (4,911)(2)     (5,303,799)(9)
                                                                --             --                 --           (100,000)(5)
  Paid-in capital                                               --             --                 --          5,300,000(8)
                                                                --             --                 --         (5,300,000)(5)
                                                                --             --                 --         (5,121,956)(10)
                                                                --             --                 --          5,303,799(9)
  Retained earnings                                     (1,921,956)     1,122,535         (1,122,535)(2)     (3,200,000)(4)
                                                                               --                 --          5,121,956(10)
  Treasury stock                                       (13,928,550)            --                 --          4,800,000(7)
                                                       -----------    -----------        -----------        -----------
        Total stockholders' equity (deficit)           (10,386,875)     1,127,446         (1,127,446)         1,500,000
                                                       -----------    -----------        -----------        -----------
        Total liabilities and stockholders' equity      35,559,778      1,548,483            872,554         (9,600,000)
                                                       ===========    ===========        ===========        ===========


                                                        THE COMPANY
                                                         PRO FORMA
                                                        ADJUSTED FOR
                                                        DISTRIBUTION       ADJUSTMENTS       THE COMPANY
                                                         AMOUNT AND         FOR THE           PRO FORMA
                                                       REORGANIZATION       OFFERING         AS ADJUSTED
                                                        -----------        -----------       -----------
Current assets:
  Cash and cash equivalents                                      --                 --                --
                                                                 --                 --                --
                                                                 --                 --                --
                                                        (24,641,182)        31,980,000          7,338,818
  Accounts and notes receivable
    Trade                                                 3,225,815                 --         3,225,815
    Affiliates                                              291,485                 --           291,485
    Notes receivable                                        388,871                 --           388,871
                                                        -----------        -----------       -----------
        Total accounts and notes receivable               3,906,171                 --         3,906,171
Other current assets                                        240,078                 --           240,078
Accrued interest receivable                                  68,674                 --            68,674
                                                        -----------        -----------       -----------
        Total current assets                            (20,426,259)        31,980,000        11,553,741
Equipment and leasehold improvements, net                   913,836                 --           913,836
Intangible assets, net                                   39,519,421                 --        39,519,421
Deferred Commission Expense                               7,400,000                 --         7,400,000
Other assets                                                173,816                 --           173,816
Deposit on Acquisition                                           --                 --                --
                                                        -----------        -----------       -----------
        Total assets                                     27,580,814         31,980,000        59,560,814
                                                        ===========        ===========       ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                          833,077                 --           833,077
  Commissions and fees payable                            2,053,027                 --         2,053,027
  Accrued expenses and other liabilities                  1,984,602                 --         1,984,602
  Accrued interest payable                                  446,341                 --           446,341
  Current portion of long-term debt                       4,362,500                 --         4,362,500
                                                        -----------        -----------       -----------
        Total current liabilities                         9,679,547                 --         9,679,547
Long-term debt                                           27,588,143                 --        27,588,143
                                                        -----------        -----------       -----------
        Total liabilities                                37,267,690                 --        37,267,690
Warrants obligation                                              --                 --                --
Stockholder's equity (deficit):
  Common stock                                                   --                 --                --
                                                             59,830             40,000(11)        99,830
  Paid-in capital                                                --                 --                --
                                                                 --                 --                --
                                                                 --                 --                --
                                                            181,843         31,940,000(11)    32,121,843
  Retained earnings                                              --                 --                --
                                                                 --                 --                --
  Treasury stock                                         (9,128,550)                --        (9,128,550)
                                                        -----------        -----------       -----------
        Total stockholders' equity (deficit)             (8,886,877)        31,980,000        23,093,123
                                                        -----------        -----------       -----------
        Total liabilities and stockholders' equity       28,380,813         31,980,000        60,360,813
                                                        ===========        ===========       ===========

 ----------------------------

(1) Represents the payment made for the acquisition of the businesses and substantially all of the assets of the Schoenke Entities, which consists of $15.0 million of cash, including a $1.5 million deposit, and a $2.0 million Promissory Note payable in two equal annual installments.

(2) Represents the allocation of the purchase price which, based on the pro forma balance sheet, consists of $1.1 million of net assets and $15.9 million of intangibles. The actual allocation is based on the balance sheet as of August 31, 1998, and consists of $500,000 of net assets and $16.5 million of intangibles.

(3) Represents the use of proceeds for the prepayment of $1.0 million aggregate principal amount of CBI's 8.5% Medium Term Notes due September 2001.

(4)  Represents the payment of the Stockholder Distribution Amount.

(5)  Represents the payment made in consideration of extinguishing the Warrants.

(6) Represents the payment for the purchase of renewal revenue from Mr. Wamberg and The Wamberg Organization.

(7) Represents CBI's 8.5% Convertible Subordinated Notes due September 2007 which are assumed to be converted into 813,559 shares of Common Stock at $5.90 per share.

(8) Represents the reclassification to paid-in capital of the Warrants with put rights.

(9)  Represents the adjustment to record common stock at $0.01 par value.

(10) Represents the reclassification from paid-in capital to retained earnings in connection with the conversion to a C corporation.

(11) Represents the net proceeds of the Offering after deducting underwriting discount and estimated expenses of the Offering.

                      UNAUDITED PRO FORMA INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                       PREDECESSOR                      SCHOENKE
                                         COMPANY           BCS        & ASSOCIATES   ADJUSTMENTS
                                       (HISTORICAL)    (HISTORICAL)   (HISTORICAL) FOR ACQUISITIONS
                                       ------------    ------------   ------------   ------------
Total revenue                            49,455,419      12,808,974      6,464,836             --
Commission and fee expense               32,439,092       8,732,534      2,225,065             --
                                       ------------    ------------   ------------   ------------
  Net revenue                            17,016,327       4,076,440      4,239,771             --
                                       ------------    ------------   ------------   ------------
General and admin. expenses              11,506,335       3,460,270      3,787,370             --
Amortization of intangibles                 294,630              --             --      1,336,965(1)
                                       ------------    ------------   ------------   ------------
Income from operations                    5,215,362         616,170        452,401     (1,336,965)
                                       ------------    ------------   ------------   ------------
Interest and dividend income                188,597          28,003         40,034             --
Interest expense                         (1,111,995)             --             --     (1,675,000)(2)
Miscellaneous income (expense)                1,925              --             --             --
                                       ------------    ------------   ------------   ------------
  Total other income (expense)             (921,473)         28,003         40,034     (1,675,000)
                                       ------------    ------------   ------------   ------------
Income before taxes                       4,293,889         644,173        492,435     (3,011,965)
Income taxes                                 60,000              --             --          2,000
                                       ------------    ------------   ------------   ------------
Net income                             $  4,233,889    $    644,173   $    492,435   $ (3,013,965)
                                       ============    ============   ============   ============
Per share information:
  Basic earnings per share             $       1.03              --             --             --
  Diluted earnings per share                   0.99              --             --             --

Weighted average shares outstanding:
  Basic                                   4,119,387              --             --             --
  Diluted                                 4,398,593              --             --             --


                                                         ADJUSTMENTS
                                                           FOR THE
                                                         STOCKHOLDER
                                                         DISTRIBUTION
                                                         AMOUNT, THE        THE COMPANY
                                        CLARK/BARDES    REORGANIZATION       PRO FORMA
                                          PRO FORMA    AND THE OFFERINGS      ADJUSTED
                                         ------------    ------------       ------------
Total revenue                              68,729,229              --         68,729,229
Commission and fee expense                 43,396,691              --         43,396,691
                                         ------------    ------------       ------------
  Net revenue                              25,332,538              --         25,332,538
                                         ------------    ------------       ------------
General and admin. expenses                18,753,975              --         18,753,975
Amortization of intangibles                 1,631,595              --          1,631,595
                                         ------------    ------------       ------------
Income from operations                      4,946,968              --          4,946,968
                                         ------------    ------------       ------------
Interest and dividend income                  256,634              --            256,634
Interest expense                           (2,786,995)      1,015,375(3)      (1,771,620)
Miscellaneous income (expense)                  1,925              --              1,925
                                         ------------    ------------       ------------
  Total other income (expense)             (2,528,436)      1,015,375         (1,513,061)
                                         ------------    ------------       ------------
Income before taxes                         2,418,532       1,015,375          3,433,907
Income taxes                                   62,000       1,298,000(4)       1,360,000
                                         ------------    ------------       ------------
Net income                               $  2,356,532    $   (282,625)      $  2,073,907
                                         ============    ============       ============
Per share information:
  Basic earnings per share               $       0.57              --       $       0.41
  Diluted earnings per share                     0.54              --               0.41

Weighted average shares outstanding:
  Basic                                     4,119,387              --          5,044,057(5)
  Diluted                                   4,398,593              --          5,051,334(5)

 ----------------------------

(1) Amortization cost represents the pro forma cost associated with the BCS acquisition for the period of January 1, 1997 to August 31, 1997 in the amount of $589,260, and the acquisition of the Schoenke Entities for the period of January 1, 1997 to December 31, 1997 in the amount of $747,705.

(2) Interest expense represents the pro forma interest cost associated with the BCS acquisition for the period of January 1, 1997 to August 31, 1997, and for the acquisition of the Schoenke Entities for the period of January 1, 1997 to December 31, 1997.

BCS interest expense detail:
  10.5% Senior Secured Notes due August 2002                      $13.5 million x 10.5% x 8/12 =  $   945,000
  8.5% Medium Term Notes due September 2001                         5.7 million x  8.5% x 8/12 =      323,000
  11.0% Second Priority Senior Secured Notes due August 2004        4.8 million x  8.5% x 8/12 =      272,000

Schoenke Entities interest expense detail:
  6.75% Promissory Note                                           $ 2.0 million x  6.75%       =  $   135,000
                                                                                                  -----------
                       Total pro forma interest for BCS and the Schoenke Entities              =  $ 1,675,000
                                                                                                  ===========

(3) Cost savings related to interest expense represents the pro forma changes to the Company's debt as a result of the Reorganization and the Offering. This includes the restructuring due September 2001, and the anticipated conversion of the 8.5% Convertible Subordinated Notes due September 2007.


Interest savings associated with the Restructured Notes*
  10.5% Senior Secured Notes due August 2002
  Original balance                                                             $14.5 million x 6/12 x (.105 - .08) = $   181,250
  After February 1998 principal payment                                        $13.1 million x 6/12 x (.105 - .08) =     163,125
  11.0% Second Priority Senior Secured Notes due August 2004                   $ 8.9 million x (.11- .09)          =     178,000

Interest savings on prepayment of the 8.5% Medium Term Notes
  due September 2001                                                           $ 1.0 million x .085                =      85,000

Interest savings on conversion of the 8.5% Convertible Subordinated Notes      $ 4.8 million x .085                =     408,000
  due September 2007
                                                                                                                     -----------
          Total Savings                                                                                              $ 1,015,375
                                                                                                                     ===========


* The cost savings related to interest expense on the Restructured Notes is based on the estimated decrease in the interest rate for each of the Restructured Notes. The actual interest rates were reset at the time of the Offering to 7.84% and the interest rate for the 11.0% Second Priority Senior Secured Notes due August 2004 would have been reset to 8.86%.

(4) Income tax expense is stated on a pro forma basis as if the Predecessor Company had been treated as a C corporation and taxed at a 39.6% blended rate for federal and state income tax purposes.

(5) Pro forma weighted average shares outstanding was calculated based on the weighted average number of shares outstanding during the period of the 8.5% Convertible adjusted to give effect to the conversion Subordinated Notes due September 2007 and to the number of shares the proceeds of which would be necessary to prepay the debt described in footnote (3) above.

                      UNAUDITED PRO FORMA INCOME STATEMENT
                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998


                                                                                              ADJUSTMENTS
                                                                                                FOR THE
                                                                                              STOCKHOLDER
                                                                                              DISTRIBUTION           THE
                                      PREDECESSOR         SCHOENKE        ADJUSTMENTS         AMOUNT, THE          COMPANY
                                        COMPANY         & ASSOCIATES      FOR THE SCHOENKE   REORGANIZATION       PRO FORMA
                                      (HISTORICAL)       AT 6/30/98       ACQUISITION        & THE OFFERING      AS ADJUSTED
                                     --------------    --------------    -----------------   --------------     --------------

Total revenue                            28,984,959         3,236,658                --                  --         32,221,617
Commission and fee expense               18,203,681         1,684,590                --                  --         19,888,271
                                     --------------    --------------    --------------      --------------     --------------
  Net revenue                            10,781,278         1,552,068                --                  --         12,333,346
                                     --------------    --------------    --------------      --------------     --------------
General and admin. expenses               8,399,696         1,752,352                                    --         10,152,048
Amortization of intangibles                 441,945                --           373,853 (1)              --            815,798
Non-recurring operating expense           5,300,000                --                                    --          5,300,000
                                     --------------    --------------    --------------      --------------     --------------
Income from operations                   (3,360,363)         (200,284)         (373,853)                 --         (3,934,500)
                                     --------------    --------------    --------------      --------------     --------------
Interest and dividend income                167,624           254,085                                    --            421,709
Interest expense                         (1,803,750)               --           (67,500)(2)         501,646         (1,369,604)
Miscellaneous income (expense)                 (141)           43,942                                                   43,801
                                     --------------    --------------    --------------      --------------     --------------
  Total other income (expense)           (1,636,267)          298,027           (67,500)            501,646           (904,094)
Income before taxes                      (4,996,630)           97,743          (441,353)            501,646 (3)     (4,838,594)
Income taxes                                 14,000                --                --             169,000 (4)        183,000
                                     --------------    --------------    --------------      --------------     --------------
Net income                               (5,010,630)           97,743          (441,353)            332,646         (5,021,594)
                                     ==============    ==============    ==============      ==============     ==============
Per share information:
  Basic earnings per share           $        (1.56)               --                --                  --     $        (1.21)
  Diluted earnings per share                  (1.56)               --                --                  --              (1.21)
Weighted average shares outstanding:
  Basic                                   3,222,143                --                --                  --          4,146,813 (5)
  Diluted                                 3,222,143                --                --                  --          4,146,813 (5)


----------------------------

(1) Amortization cost represents the pro forma cost associated with the acquisition of the Schoenke Entities for the period of January 1, 1998 to June 30, 1998.

(2) Interest expense represents the pro forma interest cost associated with the BCS acquisition for the period of January 1, 1998 to June 30, 1998.

Schoenke Entities interest expense detail:
  6.75% Seller-financed notes due August 2000                         $2.0 million x 6.75% x 6/12             =   $ 67,500

(3) Cost savings related to interest expense represents the pro forma changes to the Company's debt as a result of the Reorganization and the Offering. This includes the restructuring of the 10.5% Senior Secured Notes due August 2002 and 11.0% Second Priority Senior Secured Notes due August 2004, the $1.0 million prepayment of the 8.5% Medium Term Notes due September 2001, and the anticipated conversion of the 8.5% Convertible Subordinated Notes due September 2007.

Interest savings associated with the Restructured Notes*
  10.5% Senior Secured Notes due August 2002
     Original balance                                                 $14.5 million x 1/12 x (.105 - .08)        $  30,208
     After February 1998 principal payment                            $13.1 million x 6/12 x (.105 - .08)          135,938
  11.0% Second Priority Senior Secured Notes due August 2004          $ 8.9 million x 6/12 x (.11 -.09)             89,000

Interest savings on prepayment of the 8.5% Medium Term Notes
  due September 2001                                                  $1.0 million x 6/12 x .085                    42,500

Interest savings on conversion of the 8.5% Convertible
  Subordinated Notes due September 2007                               $4.8 million x 6/12 x .085                   204,000
                                                                                                                 ---------
          Total Savings                                                                                          $ 501,646
                                                                                                                 =========

* The cost savings related to interest expense on the Restructured Notes is based on the estimated decrease in the interest rate for each of the Restructured

     Notes. The actual interest rates were reset at the time of the Offering. The 10.5% Senior Secured Notes due August 2002 would have been reset to 7.84% and the interest rate for the 11.0% Second Priority Senior Secured Notes due August 2004 would have been reset to 8.86%.

(4) Income tax expense is stated on a pro forma basis as if the Predecessor Company had been treated as a C corporation and taxed at a 39.6% blended rate for federal and state income tax purposes.

(5) Pro forma weighted average shares outstanding was calculated based on the weighted average number of shares outstanding during the period of the 8.5% Convertible adjusted to give effect to the conversion Subordinated Notes due September 2007 and to the number of shares the proceeds of which would be necessary to prepay the debt described in footnote (3) above.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CLARK/BARDES HOLDINGS, INC.


                                        /s/ MELVIN G. TODD
                                        --------------------------------------
                                        Melvin G. Todd
                                        President and Chief Executive Officer

Date:  October 2, 1998

                                  EXHIBIT INDEX


 EXHIBIT
  NUMBER                  DESCRIPTION

   2.1 Letter of Intent, dated as of May 29, 1998, from Clark/Bardes, Inc. to Schoenke & Associates Corporation, Schoenke & Associates Securities Corporation and Schoenke & Associates of Hawaii, L.P. (incorporated herein by reference to Exhibit 2.2 to the Company's Registration Statement on Form S-1 (No. 333-56799) filed with the Commission on June 12, 1998).

   2.2 Asset Purchase Agreement, dated September 18, 1998, with Schoenke & Associates Corporation, Schoenke & Associates Securities Corporation and Raymond F. Schoenke, Jr.

   99         Press release dated September 22, 1998.